                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

            -------------------------------------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported):
                                 April 15, 1999

                   HONDA AUTO RECEIVABLES 1999-1 OWNER TRUST
               (Exact name of registrant specified in its charter)

CALIFORNIA                       333-30037                    33-0526079
(State or other                  (Commission                (IRS Employer
jurisdiction of                  File Number)              Identification No.)
incorporation)

AMERICAN HONDA RECEIVABLES CORP.
700 VAN NESS AVENUE

TORRANCE, CA                                               90501
-------------------------------------------------          --------------------
(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code: (310) 781-4100

Item 5. Other Events

     On April 15, 1999, the Principal and interest collected during the preceding calendar month, net of certain adjustments as provided for in the Sale and Servicing Agreement dated as of January 1, 1999 (the "Agreement"), between American Honda Receivable Corporation, as Seller, American Honda Finance Corporation, as Servicer, and Trust and Bankers Trust Company, as Indenture Trustee (the "Trustee"), were distributed to holders ("Certificateholders") of certificates representing undivided fractional interests in Honda Auto Receivables 1999-1 Owner Trust. In accordance with the Agreement, the Servicer's Certificate, as defined in the Agreement, was furnished to the Trustee for the benefit of the Certificateholders and, as such, was distributed by the Trustee to the Certificateholders. A copy of the Servicer's Certificate is being filed as Exhibit 20 to this Current Report on Form 8-K.

Item 7 (c).   Exhibits  20

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Honda Auto Receivables 1999-1 Owner Trust By:   American Honda Finance
Corporation, as Servicer

By:
/s/ John Weisickle
John Weisickle, Vice President / Finance